SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) November 14, 2000





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The press release announcing financial results for the third quarter of 2000, dated November 13, 2000 was released by the Registrant:


[SIMTEK LOGO]


                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 2000

COLORADO SPRINGS, Colorado - November 13, 2000 -- Simtek Corporation, provider of high performance nonvolatile memory and logic integrated circuits , announced financial results for the third quarter and first nine months ending September 30, 2000.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $2,996,470 for the third quarter of 2000 and $9,220,772 for the nine months ended September 30, 2000 up from the $1,782,544 recorded for the third quarter 1999 and the $5,443,359 for the nine months ended September 30, 1999.

During the quarter Simtek entered into agreements resulting in the issuing of new Simtek common stock in exchange for financial consulting services and intellectual property assets, both of which are designed to enhance Simtek's position going forward. The cost for the financial consulting shares will be expensed as the services are performed over the 12 month term of the contracts. On September 29, 2000, the Company purchased technology assets generally consisting of certain patents, trade secrets and trademarks from WebGear, Inc. The Company issued 3,400,000 shares of its common stock and returned to WebGear the 1,875,000 shares of WebGear common stock that Simtek acquired from WebGear on June 16, 2000.

The Company recorded a net loss of $4,235,689 and $3,517,799 for the three and nine months ended September 30, 2000, respectively, as compared to a net loss of $250,429 and $454,091 for the three and nine months ended September 30, 1999, respectively. The decrease was due to entries recorded for the issuance of stock to WebGear and two investment bankers. Without the extraordinary charges of approximately $4,385,000 in Simtek common stock for WebGear's intellectual property assets and for the investment banker consulting services, Simtek would have shown $191,823 and $909,713 in net income for the three and nine months ended September 30, 2000, respectively. This is an increase of $442,252 and $1,363,804 for the two periods, respectively, in the third quarter period that traditionally slows marginally due to European manufacturing vacations. Simtek has also been managing raw material availability with its primary wafer foundry during this period of industry shortages to ensure increasing wafer availability going forward into 2001. As of September 30, 2000 Simtek had open purchase orders valued at approximately $6,058,000, which are scheduled to ship over a six month period.

"Simtek is achieving approximately 75% revenue growth and an 8 fold increase in operating income year over year while we are adding infrastructure designed to provide the resources required to gain access to exciting new markets," stated Douglas Mitchell, Simtek's president and CEO. "We have built a three tier strategy, based on our memory, logic, and finally a wireless market direction. Over the next couple of years we will grow our core businesses while integrating their capabilities to capitalize on emerging markets. With all of this progress we are also now positioned to expose the company to the investment community, and we're very happy to have World Trade Partners and their affiliates on board to help guide us through Wall Street over the next year."

FINANCIAL RESULTS
                                                           Three Months Ended September 30,          Nine Months Ended September 30,
                                                           --------------------------------          -------------------------------
                                                                2000               1999                   2000             1999
                                                                ----               ----                   ----             ----
NET SALES...............................................   $   2,996,470      $   1,782,544          $   9,220,772    $   5,443,359

     Cost of  sales.....................................       1,884,683          1,260,199              5,664,717        3,562,028
                                                           ------------------------------------------------------------------------

GROSS MARGIN............................................       1,111,787            522,345              3,556,055        1,881,331

OPERATING EXPENSES:
     Design, research and development...................       4,816,352            386,946              5,647,835        1,206,987
     Administrative.....................................         249,980            104,113                620,991          724,606
     Marketing..........................................         327,901            269,475                869,669          344,742
                                                           ------------------------------------------------------------------------

         Total Operating Expenses.......................       5,394,233            760,534              7,138,495        2,276,335

INCOME (LOSS) FROM OPERATIONS...........................      (4,282,446)          (238,189)            (3,582,440)        (395,004)
                                                           ------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
     Interest income, net...............................          38,538            (13,177)                66,583          (38,579)
     Other income (expense), net........................           8,219                937                  9,658          (20,508)
                                                           ------------------------------------------------------------------------

         Total other income (expense)...................          46,757            (12,240)                76,241          (59,087)
                                                           ------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES..........................      (4,235,689)          (250,429)            (3,506,199)        (454,091)

     Provision for income taxes.........................               -                  -                 11,600                -
                                                           ------------------------------------------------------------------------

NET INCOME (LOSS).......................................   $  (4,235,689)     $    (250,429)         $  (3,517,799)   $    (454,091)
                                                           ========================================================================

NET INCOME (LOSS) without extraordinary ................   $     191,823      $    (250,429)         $     909,713    $    (454,091)
     charges*                                              ========================================================================

BASIC AND DILUTEDD EPS                                     $       (.10)      $        (.01)         $       (0.08)   $        (.01)
                                                           ========================================================================
BASIC WEIGHTED AVERAGE SHARES
 OUTSTANDING............................................     43,454,222          31,955,226             41,392,310       31,955,226


* Extraordinary charges: Approximately $4,385,000 in Simtek common stock for purchase of intellectual property assets and investment banker consulting services.

     Simtek Corporation delivers the world's fastest re-programmable nonvolatile semiconductor memories and the industry's most cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

     FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


November 14, 2000                            By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)